UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

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Securities Exchange Act of 1934

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GMO Trust

(Name of Registrant as Specified In Its Charter)

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GMO Trust

GMO Debt Opportunities Fund

40 Rowes Wharf

Boston, Massachusetts 02110

[            ], 2015

Dear Shareholder:

On February 27, 2015, the Board of Trustees of GMO Trust (the “Trust”), and on March 19, 2015, shareholders of GMO Debt Opportunities Fund (the “Fund”), a series of the Trust, approved the elimination of the Fund’s fundamental investment restriction with respect to the short sale of securities (the “Short Sale Restriction”).

The enclosed information statement describes the Fund’s Short Sale Restriction and the reasons for its elimination. As described in this information statement, the elimination of the Fund’s Short Sale Restriction will become effective on or about June 30, 2015.

Should you have any questions or need additional information, please call the Trust at 1-617-346-7646.

Sincerely,

/s/ Jason B. Harrison

Jason B. Harrison

Clerk

GMO TRUST

GMO Debt Opportunities Fund

40 Rowes Wharf

Boston, Massachusetts 02110

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This Information Statement is Available at http://www.gmo.com/America/About/Legal.htm

This information statement describes the pending elimination of the fundamental investment restriction with respect to the short sale of securities (the “Short Sale Restriction”) of GMO Debt Opportunities Fund (the “Fund”), a series of GMO Trust (the “Trust”), a Massachusetts business trust. This information statement is being furnished for informational purposes only by the Board of Trustees (the “Board” or the “Trustees”) of the Trust.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Trust is currently comprised of thirty-nine series, but only the Fund is the subject of this information statement and only shareholders of the Fund are being provided with this information statement.

ELIMINATION OF FUNDAMENTAL INVESTMENT RESTRICTION

Overview. Pursuant to a recommendation from Grantham, Mayo, Van Otterloo & Co. LLC, the investment manager to the Fund (“GMO” or the “Manager”), the Trustees, including the Trustees who are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) (such Trustees, the “Independent Trustees”), approved the elimination of the Fund’s Short Sale Restriction at a meeting held on February 27, 2015, to become effective on or around June 30, 2015 (the “Implementation Date”). Shareholders of a majority of the Fund’s outstanding shares approved the elimination of the Fund’s Short Sale Restriction by written consent dated March 19, 2015. Each officer of the Trust is authorized to take actions deemed by any of them to be necessary or appropriate to implement the elimination of the Short Sale Restriction.

The Fund’s Short Sale Restriction is a “fundamental” investment restriction within the meaning of the 1940 Act. A change in a “fundamental” investment restriction requires shareholder approval, which, as noted above, was obtained on March 19, 2015. Removal of the Short Sale Restriction will give the Fund more flexibility in pursuing its investment objective, as the utilization of short sales will expand the opportunity set of short credit positions available to the Fund.

Description of Investment Restriction and Investment Strategies. The Fund’s Short Sale Restriction provides that the Fund may not “make short sales of securities or maintain a short position for the Fund’s account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.” As a result, the Fund currently (until the Implementation Date) is prohibited from making short sales of securities unless the Fund makes short sales “against the box,” meaning the Fund may make short sales when it owns, or has the right to acquire at no added cost, securities identical to those sold short.

The Fund’s Short Sale Restriction is not required under the 1940 Act. It was originally adopted by the Fund in response to state law requirements that have not applied to mutual funds since 1996. Consequently, for many years, new funds of the Trust have not adopted this restriction.

As of the Implementation Date, the Fund will be permitted to engage in short sales in accordance with the provisions of the 1940 Act. In a typical short sale, the Fund borrows a security from a broker so that the Fund can sell the security to a third party. The Fund is then obligated to return to the broker a security of the same issue and quantity at some future date. In a short sale, the Fund realizes a loss to the extent that the security increases in value or a profit to the extent that the security declines in value (after taking into account any associated costs). If the Fund engages in short sales, it may have to pay a premium to borrow the securities and must pay to the party from whom it borrows the securities any dividends or interest paid on the securities while they are borrowed. The elimination of the Fund’s Short Sale Restriction may increase the Fund’s exposure to leveraging risk and market risk, the Fund may be unable to hedge the potential losses of any such short sales, and the value of the security sold short may not move as expected.

GMO has advised the Board that it believes that the ability to engage in short sales will enhance investment flexibility and may assist the Fund in achieving its investment objective of positive total return. The Fund seeks to achieve its investment objective through an investment program that emphasizes bottom-up credit analysis and may take both long and short credit positions. Credit default swaps (“CDS”), which are contracts entered into on the over-the-counter (“OTC”) swaps market, are generally GMO’s preferred means for expressing short positions in the credit markets, as credit markets are generally liquid and transparent. In addition, CDS typically trade with standardized maturity and coupon features. In certain instances, however, selling bonds short may the better, or only, way to express a short viewpoint. This may be the case where an entity has issued bonds but there is no active CDS market which includes such entity as the reference obligation. Relative value opportunities may be more attractive when there is a market disconnect between CDS levels and bond spreads. Also, in certain instances, there is a risk that CDS contracts reference a bond class within a corporate structure that has no current debt outstanding, and thus is of no value to a party to a CDS contract, such as the Fund. In each of these instances, GMO believes the Fund may be better served by expressing an investment view through the physical bond market.

Additional Information. Only one copy of this information statement will be mailed to a shareholder holding shares in multiple accounts within the Fund. Additionally, unless the Trust has received contrary instructions, only one copy of this information statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the information statement will be delivered promptly upon request. Requests may be sent to Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, Attn: Shareholder Services or made by telephone by calling collect 1-617-346-7646.

INFORMATION ABOUT GMO

GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder servicing and supplemental support to the funds of the Trust. GMO is a private company, founded in 1977. As of January 31, 2015 GMO managed on a worldwide basis more than $115 billion.

FUND INFORMATION

General Information and Mailing Address. The Trust is an open-end registered management investment company under the 1940 Act, and is organized as a Massachusetts business trust. The Fund is a series of the Trust. The mailing address of the Trust and the Fund is 40 Rowes Wharf, Boston, Massachusetts 02110.

Manager. Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, serves as the Trust’s investment manager and administers the Trust’s business affairs.

Distributor. Funds Distributor, LLC, 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the Trust’s distributor (the “Distributor”) on behalf of the Fund. The Distributor is not affiliated with GMO.

Financial Information. A copy of the Annual Report for the Fund for the most recent fiscal year ended February 28, 2015, including financial statements, will be, when available, mailed to shareholders, and a copy of the Annual Report for the Fund for the fiscal year ended February 28, 2014, including financial statements, has previously been mailed to shareholders. Upon request, the Fund will furnish, without charge, to any of its shareholders a copy of the Annual Report of the Fund for its most recent fiscal year (when available), a copy of its semiannual report for any subsequent semiannual period, a copy of the Annual Report of the Fund for the fiscal year ended February 28, 2014 and a copy of its semiannual report for the semiannual reporting period ended August 31, 2014. Requests may be made in writing to Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, Attn: Shareholder Services or made by telephone by calling collect 1-617-346-7646. Reports also are available free of charge at http://www.gmo.com.

Share Ownership. As of the date of this information statement, Class III and Class VI shares of the Fund are outstanding. Please refer to Exhibit A for additional information about Class III and Class VI shares and a list of persons known by the Fund to own beneficially 5% or more of the outstanding Class III or Class VI shares of the Fund as of March 4, 2015. Please refer to Exhibit B for additional information about ownership of Fund shares by the Trustees and principal executive officers of the Trust as of March 4, 2015.

[            ], 2015

EXHIBIT A—SHARES OUTSTANDING AND BENEFICIAL OWNERSHIP

As of March 4, 2015, the Fund had no outstanding Class III shares and 72,212,790.212 outstanding Class VI shares.

The table below sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding Class III or Class VI shares of the Fund as of March 4, 2015.

Class	Name and Address of Beneficial Owner	Number of Shares Held	Percentage of Class
Class III	—	—	—
Class VI	GMO Benchmark Free Allocation Fund 40 Rowes Wharf, Boston MA, 02110	34,486,776.046	47.76%
Class VI	Asset Allocation Trust Wells Fargo Funds Management, LLC 200 Berkeley Street, 21st Floor, Boston MA 02116	10,695,080.414	14.81%
Class VI	GMO Global Asset Allocation Fund 40 Rowes Wharf, Boston MA, 02110	8,526,597.303	11.81%
Class VI	GMO Benchmark-Free Fund 40 Rowes Wharf, Boston MA, 02110	8,476,598.927	11.74%
Class VI	GMO Strategic Opportunities Allocation Fund 40 Rowes Wharf, Boston MA, 02110	3,678,229.279	5.09%

A-1

EXHIBIT B—TRUSTEE AND PRINCIPAL EXECUTIVE OFFICER OWNERSHIP OF THE FUND

The following table sets forth the Trustees’ and principal executive officers’ of the Trust direct beneficial share ownership in the Fund as of March 4, 2015. The address of each of them is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.

Name of Trustee/Principal Executive Officer	Amount of Ownership in the Fund*
Donald W. Glazer (Independent Trustee)	None

Peter Tufano (Independent Trustee)	None

Paul Braverman (Independent Trustee)	None

Joseph B. Kittredge, Jr. (Trustee; President and Chief Executive Officer of the Trust)	None

Sheppard N. Burnett (Treasurer and Chief Financial Officer of the Trust)	None

*	As of March 4, 2015, the net asset value of the outstanding shares of the Fund owned by the Trustees and officers of the Trust as a group was $41,338.22.

B-1